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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2005 (April 7, 2005)

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                                   ONEIDA LTD.
             (Exact name of registrant as specified in its charter)

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
                  New York                                1-5452                           15-0405700
(State or other jurisdiction of incorporation)    (Commission File Number)      (IRS Employer Identification No.)

      163-181 Kenwood Avenue, Oneida, New York                                13421
      (Address of principal executive offices)                             (Zip Code)
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       Registrant's telephone number, including area code: (315) 361-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  (a) On April 7, 2005, Oneida Ltd. (the "Company"), JP Morgan Chase Bank and the various lenders named in the Credit Agreement (the "Lenders") entered into a Consent Waiver and Amendment No. 3 ("Amendment No. 3") to the Second Amended and Restated Credit Agreement dated as of August 9, 2004, as amended (the "Credit Agreement"). Amendment No. 3 revises various of the Credit Agreement's financial covenants, provides the Lenders' consent to the Company's sale of certain assets and to modification of certain Company insurance coverage and authorizes the release of certain proceeds of sale to the Company.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

         On March 8, 2005 the Company announced that it was considering closing its foodservice distribution center located in Buffalo, New York. This proposal came as part of a multi-year project the Company began in 2004 to reevaluate and restructure its supply chain with the goals of improving efficiency and service levels, and reducing costs.

         On April 8, 2005 the Company made the decision to close its foodservice distribution center located in Buffalo, New York, as previously outlined in its March 8, 2005 proposal. Following the closure, the Company will distribute its foodservice products from its existing Sherrill, New York, Miami, Florida and Chino, California distribution facilities. It is anticipated that the Buffalo, New York distribution center will cease operation near the end of the second quarter of the Company's fiscal year ended January 2006.

         In conjunction with the Buffalo, New York distribution center closure the Company has determined that it will incur cash costs of approximately $1,200,000 related to severance, incentive and retention payments to employees; approximately $200,000 related to relocating inventory from Buffalo, New York to its existing Sherrill, New York, Miami, Florida and Chino, California distribution facilities; and approximately $1,650,000 related to the termination of existing real and personal property leases utilized by the Buffalo, New York distribution facility.

         As also described in Item 2.06, below, the Company will incur a non-cash asset impairment charge of approximately $3.3 million dollars during its fiscal quarter ended January 29, 2005 in connection with the closure of the Buffalo, New York distribution center.

ITEM 2.06.        MATERIAL IMPAIRMENTS.

         On March 8, 2005 the Company announced that it was considering closing its foodservice distribution center located in Buffalo, New York. This proposal came as part of a multi-year project the Company began in 2004 to reevaluate and restructure its supply chain with the goals of improving efficiency and service levels, and reducing costs.

         On April 8, 2005 the Company made the decision to close its foodservice distribution center located in Buffalo, New York, as previously outlined in its March 8, 2005 proposal. Following the closure, the Company will distribute its foodservice products from its existing Sherrill, New York, Miami, Florida and Chino, California distribution facilities. It is anticipated that the Buffalo, New York distribution center will cease operation near the end of the second quarter of the Company's fiscal year ended January 2006.


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         In conjunction with the Buffalo, New York distribution center closure, the Company will incur a non-cash asset impairment charge of approximately $3.3 million dollars during its fiscal quarter ended January 29, 2005.


ITEM 9.01.        FINANCIAL STATEMENTS & EXHIBITS.

                  (c.) Exhibits

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EXHIBIT 10.1              Consent, Waiver and Amendment No. 3 to the Second
                          Amended and Restated Credit Agreement dated as of August 9, 2004, between Oneida Ltd., JP Morgan Chase Bank and the various lenders named in the Agreement. The Consent, Waiver and Amendment No. 3 is dated as of April 7, 2005.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ONEIDA LTD.

                                            By: /s/ ANDREW G. CHURCH
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                                                     Andrew G. Church
                                                     Senior Vice President &
                                                     Chief Financial Officer

Dated: April 12, 2005





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